UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2017

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2017, Micron Solutions Inc. and its wholly-owned subsidiary, Micron Products, Inc. (collectively, the “Company”) entered into a Forbearance Agreement (the “Agreement”) with UniBank for Savings (the “Bank”) pursuant to which the Bank, reserving all rights, agreed to certain modifications of the Company’s Line of Credit as evidenced by the Commercial Revolving Line of Credit Promissory Note (the “Line Note”).  The terms and conditions outlined herein are merely summaries and subject to the full text of the Agreement.  Pursuant to the Agreement, the Bank agreed to forbear from collection prior to March 31, 2018, and to extend the Termination Date of the Line Note to that date, at which time the entirety of the then outstanding principal balance shall be due and payable in full.  In addition, the interest rate under the Line Note increased from the Prime Rate plus 0.25%, to the Prime Rate plus 1.00%, an increase of 75 basis points.  The Company also agreed to provide monthly financial reporting and daily cash sweeps and to modification of the 2016 Equipment Line of Credit (the “Equipment Line”) to immediately terminate the availability of further advances under the Equipment Line rather than expiration thereof in November 2017.

Except as summarized above, the remaining terms of the Line Note remain unchanged including financial and non-financial covenants.  The financial covenants include maintaining certain debt coverage and leverage ratios.  The non-financial covenants relate to various matters including notice prior to executing further borrowings and security interests, mergers or consolidations, acquisitions, guarantees, sales of assets other than in the normal course of business, leasing, changes in ownership and payment of dividends.  The Bank continues to have a security interest in substantially all assets of the Company except real estate.

Forward-Looking Statements

Except for the historical information contained herein, the matters disclosed herein include forward-looking statements which are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks include the Company’s ability to comply with the financial and other covenants contained in its credit facility, including as a result of events beyond its control, manage its level of debt which makes the Company sensitive to the effects of economic downturns, and the Company's level of debt and provisions in the debt agreements which could limit the Company's ability to react to changes in the economy or its industry and such additional risks as are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended December 31, 2016 and the Company’s quarterly report on Form 10-Q for the three and six months ended June 30, 2017. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 29, 2017	MICRON SOLUTIONS, INC.
	By:	/s/	Derek T. Welch
Derek T. Welch
Chief Financial Officer